Colmena Corp.
                      A publicly held Delaware corporation
                              (Stock Symbol "CLME")
                               www.colmenacorp.com


Edward C. Dmytryk                             ADMINISTRATIVE & EXECUTIVE OFFICES
President &                    1941 Southeast 51st Terrace; Ocala, Florida 34471
Chief Executive Officer            Telephone (352) 694-6661;  Fax (352) 694-1325
                                              e-mail,Vanessa@yankeecompanies.com
Anthony Q. Joffe
Chairman of the Board                                   Crystal Corporate Center
                                         2500 North Military Trail, Suite 225-D;
Vanessa H. Lindsey                                     Boca Raton, Florida 33431
Vice President, Secretary, &       Telephone (561) 998-3435;  Fax (561) 998-4635
Chief Administrative Officer                      e-mail charles@colmenacorp.com
                                                      -----------------------
Anthony Q. Joffe;  Lawrence R. Van Etten;               Respond to Ocala address
Vanessa H. Lindsey; Charles J. Champion, Jr;
Robert S. Gigliotti, Edward C. Dmytryk
        _________________
       Board of Directors


                                November 14, 2001
Board of Directors
Colmena Corp.
1941 Southeast 51st Terrace
Ocala, FL 34471

                           Re: Audit Committee Report

Ladies and Gentlemen:

     Pursuant to the requirements of Regulation S-B (Reg.ss.228.306), the undersigned members of the Audit Committee for Colmena Corp. ("Committee") certify as follows:

     (1) The Committee has reviewed and discussed with management the audited financial statements for the year ended September 30, 2001;

     (2)  The Committee has discussed with the independent  auditors the matters
          required  to  be   discussed   by  SAS  61,  as  may  be  modified  or
          supplemented;

     (3) The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accounts' independence; and

     (4) Based on the review and discussion referred to in paragraphs (1) through (3) above, the Committee recommends to the Board of Directors that the audited financial statements for the year ended September 30, 2001, be included in Colmena Corp.'s Annual Report on Form 10-KSB (17 CFR 249.310b) for filing with the Securities and Exchange Commission.


                                Very truly yours,

                          Colmena Corp. Audit Committee


                         /s/Charles J. Champion, Jr. /s/
                            Charles J. Champion, Jr.
                               Committee Chairman


                            /s/Robert S. Gigliotti/s/
                               Robert S. Gigliotti
                                Committee Member


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